UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of February 23, 2007, the registrant, MMA Capital Corporation ("MCC"), MMA Mortgage Investment Corporation ("MMIC"), MMA Construction Finance, LLC ("MMCF"), MMA Financial Holdings, Inc. ("MFH") and MMA Financial, Inc. ("MMA Financial") entered into that certain Fourth Amended and Completely Restated Loan Agreement (the "Loan Agreement") with Synovus Bank of Tampa Bay (the "Lender"). The borrowers under the Loan Agreement are MCC, MMIC and MMCF, and the guarantors under the Loan Agreement are the registrant, MFH and MMA Financial.

The maximum principal balance under the Loan Agreement may not exceed $100,000,000 at any time, and all obligations under the Loan Agreement mature on March 1, 2009. Borrowings under the Loan Agreement may take the form of either (a) asset based loans secured by eligible collateral or (b) letters of credit secured by eligible collateral. The interest rate on borrowings under the Loan Agreement varies between LIBOR plus 150 basis points and LIBOR plus 300 basis points, depending on the amount of deposits maintained with the Lender by the registrant and its subsidiaries.

The Loan Agreement contains terms and provisions (including representations, covenants and conditions) customary for agreements of this type. Financial covenants include maintenance of minimum unencumbered liquidity, minimum consolidated tangible net worth, maximum consolidated leverage ratio, maximum ratio of consolidated senior indebtedness to consolidated tangible net worth and minimum consolidated interest and distribution coverage ratio.

The Loan Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross-defaults to other material indebtedness; certain bankruptcy events; and the occurrence of a material adverse change in the financial condition of the borrowers or the guarantors. If an event of default occurs and is continuing under the Loan Agreement, payment of all amounts outstanding under the Loan Agreement may be accelerated and the Lender may terminate further disbursements under the Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and between the registrant, MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc., on the one hand, and Synovus Bank of Tampa Bay, on the other hand.

10.2 Guaranty Agreement by the registrant, MMA Financial Holdings, Inc. and MMA Financial, Inc. dated as of February 23, 2007.

10.3 Renewal and Increase Promissory Note made by MMA Capital Corporation, MMA Mortgage Investment Corporation and MMA Construction Finance, LLC dated as of February 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

March 1, 2007	By:	/s/ Anthony Mifsud

Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and between the registrant, MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc., on the one hand, and Synovus Bank of Tampa Bay, on the other hand.
10.2	Guaranty Agreement by the registrant, MMA Financial Holdings, Inc. and MMA Financial, Inc. dated as of February 23, 2007.
10.3	Renewal and Increase Promissory Note made by MMA Capital Corporation, MMA Mortgage Investment Corporation and MMA Construction Finance, LLC dated as of February 23, 2007.